                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                                  KOLL REAL ESTATE GROUP, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                  GREGORY W. PRESTON -- BROBECK, PHLEGER & HARRISON
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                          KOLL REAL ESTATE GROUP, INC.
                             4343 VON KARMAN AVENUE
                        NEWPORT BEACH, CALIFORNIA 92660

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 24, 1995
                            ------------------------

    The annual meeting of stockholders (the "Annual Meeting") of Koll Real Estate Group, Inc., a Delaware corporation (the "Company"), will be held at the Radisson Hotel, 4727 Concord Pike, Wilmington, Delaware, on May 24, 1995, commencing at 9:00 a.m. local time, to consider and act upon the following:

        (1) To elect three directors of the Company, each for a term of three years.

        (2) To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company.

        (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Holders of record of the Company's Class A Common Stock at the close of business on April 12, 1995 will be entitled to receive notice of, and to vote at the Annual Meeting, or any adjournment or postponement thereof.

                                          By Order of the Board of Directors,
                                          [SIG]
                                          RAYMOND J. PACINI
                                          EXECUTIVE VICE PRESIDENT, CHIEF
                                          FINANCIAL OFFICER AND SECRETARY

Newport Beach, California
April 12, 1995

    THE BOARD OF DIRECTORS OF KOLL REAL ESTATE GROUP, INC. RECOMMENDS THAT YOU VOTE FOR THE FOREGOING PROPOSALS.
    YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

                          KOLL REAL ESTATE GROUP, INC.
                             4343 VON KARMAN AVENUE
                        NEWPORT BEACH, CALIFORNIA 92660

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                                                  April 12, 1995

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Koll Real Estate Group, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of
the Company (the "Annual Meeting") to be held at the Radisson Hotel, 4727 Concord Pike, Wilmington, Delaware on May 24, 1995, at 9:00 a.m., local time, and at any adjournment thereof. This Proxy Statement and the related proxy card are first being sent to the Company's stockholders on or about April 12, 1995.

                       ACTION TO BE TAKEN UNDER THE PROXY

    At the Annual Meeting, the holders of shares of the Company's Class A Common Stock, par value $.05 per share (the "Class A Common Stock") will be asked to consider and vote upon (i) the election of Messrs. Talbot and Vitulli and Ms. Thompson to the Board and (ii) the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 1995.

    All proxies in the enclosed form that are properly executed and returned to the Company will be voted at the Annual Meeting or any adjournments thereof in accordance with any specifications thereon, or, if no specifications are made, will be voted FOR approval of the proposals set forth in the Notice of Annual Meeting of Stockholders. Any proxy may be revoked by any stockholder who attends the meeting and gives oral notice of his or her intention to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering an instrument revoking it or a duly executed proxy bearing a later date to the Secretary of the Company.

    Management does not know of any matters other than those set forth herein which may come before the Annual Meeting. If any other matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matters.

                               PROXY SOLICITATION

    The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record and will provide reimbursement for the cost of forwarding the material in accordance with customary charges. The Company has retained Reinhard Associates to aid in the solicitation of proxies, including soliciting proxies from brokerage firms, banks, nominees, custodians and fiduciaries. The fees of such firm will aggregate approximately $3,500 plus out-of-pocket costs and expenses.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    Holders of record of the Company's Class A Common Stock at the close of business on April 12, 1995 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting with respect to all matters properly presented at the Annual Meeting. Holders of the Class A Common Stock are entitled to one vote for each share held on each such matter at the Annual Meeting. A list of stockholders will be available for examination by stockholders at the Annual Meeting.

    At the Record Date, there were 46,763,746 shares of Class A Common Stock issued and outstanding. No shares of Class B Common Stock were issued and outstanding as of the Record Date and the outstanding shares of the Company's Series A Preferred Stock do not have voting rights with respect to the matters being considered at the Annual Meeting. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. A plurality of the votes cast is required to elect the directors and the affirmative vote of a majority of the shares of the Class A Common Stock, present in person or by proxy and entitled to vote at the Annual Meeting, is necessary to ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for its fiscal year ending December 31, 1995.

    A proxy submitted by a stockholder may indicate that all or a portion of the shares of Class A Common Stock represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such non-voted shares will count for purposes of determining the presence of a quorum.

    The following table sets forth, as of April 1, 1995, the name and address of each person believed to be a beneficial owner of more than 5% of the Class A Common Stock, the number of shares beneficially owned and the percentage so owned. Except as set forth below, management knows of no person who, as of April 1, 1995, owned beneficially more than 5% of the Company's outstanding Class A Common Stock.

                                                                                               PERCENT
                                                                      AMOUNT AND NATURE OF       OF
      TITLE OF CLASS         NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP      CLASS
- ---------------------------  -------------------------------------  ------------------------  ---------
Class A Common Stock         Libra Invest & Trade Ltd.                  3,968,060 shares (1)     8.5(1)
                              Road Town, Pasea Estate
                              P.O. Box 3149
                              Tortola, British Virgin Islands

- ------------------------
(1) According to Corrected Amendment No. 5 to Schedule 13D dated January 28, 1994 filed jointly with the Securities and Exchange Commission (the "SEC") by Mr. Toufic Aboukhater and Libra Invest & Trade Ltd. ("Libra"), a corporation wholly owned by Mr. Aboukhater, Mr. Aboukhater disclosed that through Libra, as of that date, he was the beneficial owner of 3,968,060 shares of the Company's Class A Common Stock, as to which he had sole voting and dispositive power. This number does not include 3,395,482 shares issued to Libra in December 1993, as to which Mr. Aboukhater had sole voting power and which shares have been deposited in a custodial account for periodic sale in accordance with instructions from the Company. The proceeds from such sales are to be remitted to the Company and until sold, these shares, together with the 3,968,060 shares listed above, are subject to a voting agreement with the Company. See "Certain Transactions -- Transactions with Libra".

    For information with respect to security ownership of management, see "Nomination and Election of Directors."

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Board of Directors of the Company consists of Donald M. Koll (Chairman), Ray Wirta, Harold A. Ellis, Jr., Paul C. Hegness, J. Thomas Talbot, Kathryn G. Thompson and Marco F. Vitulli. Under the Restated Certificate of Incorporation and the Amended Bylaws of the Company, the seven members of the Board of Directors are divided into three classes with each class having a term of three years. The class of three directors to be elected at the 1995 Annual Meeting will be elected for a three-year term expiring in 1998.

    Upon recommendation of the Nominating Committee, the Board of Directors has nominated Messrs. Talbot and Vitulli and Ms. Thompson, whose current terms expire at the 1995 Annual Meeting, for election as directors. If any nominee should be unavailable for election at the Annual Meeting, the proxies will be voted for the election of such other person as may be recommended by the Board of Directors in place of such nominee.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

    Information about the nominees for election as directors and the incumbent directors, including biographical and employment information, is set forth below:

NOMINEES FOR ELECTION AS DIRECTORS

    J. Thomas Talbot, 59, for a term expiring in 1998; Mr. Talbot has been a Director of the Company since August 1993. Mr. Talbot has been the owner of The Talbot Company, an investment and asset management company since July 1991. From August 1989 until July 1991, Mr. Talbot was Chief Executive Officer of HAL, Inc., the parent company of Hawaiian Airlines. Mr. Talbot is also a Director of the following companies: The Baldwin Company, a developer of residential real estate; The Hallwood Group, Inc., a corporate rescue firm; Showbiz Pizza Time, Inc., a restaurant chain; and Hemmeter Enterprises, Inc., a gaming company.

    Kathryn G. Thompson, 55, for a term expiring in 1998; Ms. Thompson has been a Director of the Company since November of 1994. Since November of 1994, Ms. Thompson has also been a Director and Chief Executive Officer of Kathryn G. Thompson Holdings Company, Inc. and other direct and indirect wholly-owned subsidiaries of the Company. From 1989 to 1993, Ms. Thompson was President of Kathryn G. Thompson Development, a residential real estate development company. Ms. Thompson has been Chief Executive Officer of Kathryn G. Thompson Construction Company, a residential real estate construction company, since 1991 and has been Chief Executive Officer of Kathryn G. Thompson Company, a residential real estate development company since April 1994, each a California corporation, certain stock and assets of which were acquired by the Company on November 9, 1994.

    Marco F. Vitulli, 60, for a term expiring in 1998; Mr. Vitulli has been a Director of the Company since March 1993. Mr. Vitulli has been the President of Vitulli Ventures, Ltd., a real estate development, investment management and consulting services company since 1981. Mr. Vitulli is also the Chairman of Elk River Enterprises, a lumber company, and he is a Director of Pope Resources, a land, timber, mineral and recreational properties company.

INCUMBENT DIRECTORS

    Donald M. Koll, 62, term expires in 1996; Mr. Koll has been Chairman of the Board of the Company since March 1993 and was Managing Director-President and a Director of the Company from 1990 to 1992. Mr. Koll has also been Chairman of the Board and Chief Executive Officer of The Koll Company, a general contracting and international real estate development company, ("The Koll Company") since prior to 1989 and Chairman of the Board of Koll Management Services, Inc. a real estate management company ("Koll Management Services") since 1991.

    Ray Wirta, 51, term expires in 1997; Mr. Wirta has been a Director and Chief Executive Officer of the Company since March 1993. Mr. Wirta has also been President and Chief Operating Officer of The Koll Company and Vice Chairman of the Board and Chief Executive Officer of Koll Management Services since 1991.

    Harold A. Ellis, Jr., 63, term expires in 1997; Mr. Ellis has been a Director of the Company since August 1993. Mr. Ellis has been the Managing Partner of Ellis Partners, Inc., a real estate asset management and consulting company since 1992. Until 1992, Mr. Ellis was the Chairman and Chief Executive Officer of Grubb & Ellis Company, one of the nation's largest diversified real estate service organizations.

    Paul C. Hegness, 48, term expires in 1996; Mr. Hegness has been a partner in the law firm of Good, Wildman, Hegness & Walley since 1979 and has been a Director of the Company since March 1993. He was previously employed by the Construction Division of Del Webb Corporation, the Home Building Division of Broadmoor Homes, and Union Bank. Mr. Hegness is also a Director of Walter Foster Publishing, a publisher and marketer of art instructional materials.

    Information about the beneficial ownership of the Class A Common Stock as of April 1, 1995 by each nominee, director, executive officer named in the Summary Compensation Table below, and all directors and executive officers of the Company as a group is set forth below:

                                                        SHARES OF
                                                         CLASS A         PERCENT OF
NAME OF BENEFICIAL OWNER                             COMMON STOCK(1)      CLASS (2)
- --------------------------------------------------   ----------------    -----------
Donald M. Koll (3)................................         1,356,701       1.5
Ray Wirta (4).....................................         1,140,000       1.3
Harold A. Ellis, Jr. (5)..........................           293,263          *
Paul C. Hegness (5)...............................           360,571          *
J. Thomas Talbot (5)..............................           252,000          *
Kathryn G. Thompson (6)...........................         1,000,000       1.1
Marco F. Vitulli (5)..............................           371,000          *
Richard Ortwein (3)...............................         1,327,340       1.5
Raymond J. Pacini (7).............................         1,203,434       1.4
Directors and Executive Officers as a group (9
 persons including the above named)...............         7,304,309       8.3

- ------------------------
(1) Except as otherwise indicated in the notes below, the persons indicated have sole voting and investment power with respect to shares listed. In addition to the specific shares indicated in the following footnotes, this column includes shares held directly and shares subject to stock options which are currently exercisable or become exercisable within sixty days after April 1, 1995.

(2)  Asterisks indicate beneficial ownership of 1% or less of the class.

(3) Includes options to purchase 660,000 shares each of Class A Common Stock and Series A Convertible Preferred Stock granted pursuant to the Company's 1993 Stock Option/Stock Issuance Plan and which options are subject to certain restrictions on vesting and disposition.

(4) Includes options to purchase 550,000 shares each of Class A Common Stock and Series A Convertible Preferred Stock granted pursuant to the Company's 1993 Stock Option/Stock Issuance Plan and which options are subject to certain restrictions on vesting and disposition.

(5) Includes 2,000 shares of Class A Common Stock granted pursuant to the Company's previously existing Restricted Stock Plan for Non-Employee Directors, and options to purchase 125,000 shares each of Class A Common Stock and Series A Convertible Preferred Stock granted pursuant to the Company's Automatic Option Grant Program which shares and options are subject to certain restrictions on vesting and disposition.

(6) See "Certain Transactions -- Transactions with Kathryn G. Thompson Company and Affiliates."

(7) Includes options to purchase 590,000 shares each of Class A Common Stock and Series A Convertible Preferred Stock granted pursuant to the Company's 1993 Stock Option/Stock Issuance Plan which options are subject to certain restrictions on vesting and disposition.

BOARD AND COMMITTEE MEETINGS

    The Company's Board of Directors met eight times during 1994. All of the then incumbent directors attended at least 75% of the meetings of the Board and committees of the Board during the periods that they served. The Board has three standing committees: the Audit Committee, the

Compensation Committee and the Nominating Committee. During 1994, the Audit Committee met three times, the Compensation Committee met one time and the Nominating Committee met one time.

    The Audit Committee consists of Messrs. Ellis, Hegness, Talbot and Vitulli, with Mr. Ellis serving as Chairman. It is responsible for recommending the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit; reviewing the scope and results of the audit with the independent accountants; reviewing with management and the independent accountants the Company's year-end operating results; considering the adequacy of the internal accounting control procedures of the Company; reviewing the non-audit services to be performed by the independent accountants and considering the effect of such performance on the accountants' independence.

    The Compensation Committee consists of Messrs. Ellis, Hegness, Talbot and Vitulli, with Mr. Talbot serving as Chairman. It is responsible for the review, recommendation and approval of compensation arrangements for directors and executive officers, for the approval of such arrangements for other senior level employees, and for the administration of certain benefit and compensation plans and arrangements of the Company and its subsidiaries.

    The Nominating Committee consists of all members of the Board, with Mr. Hegness serving as Chairman. It is responsible for the nomination of persons for election to the Board of Directors. The Nominating Committee will consider nominees recommended by stockholders. Stockholder recommendations may be sent to the Nominating Committee, Attention: Secretary, Koll Real Estate Group, Inc., 4343 Von Karman Avenue, Newport Beach, California 92660.

                                   PROPOSAL 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Upon recommendation of the Audit Committee of the Board of Directors, the Board of Directors has appointed Deloitte & Touche LLP as independent auditors for the 1995 fiscal year and hereby requests stockholders to ratify such appointment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

    Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                           COMPENSATION OF DIRECTORS

    The non-employee directors of the Company are entitled to receive cash compensation and compensation pursuant to the plans described below.

CASH COMPENSATION

    Non-employee directors of the Company receive compensation of $30,000 per year, with no additional fees for attendance at Board or committee meetings. Employee directors are not paid any fees or additional compensation for service as members of the Board or any of its committees. All directors are reimbursed for expenses incurred in attending Board and committee meetings. Pursuant to the Deferred Compensation Plan for Non-Employee Directors, a non-employee director may elect, generally prior to the commencement of any calendar year, to have all or any portion of the director's compensation for such calendar year credited to a deferred compensation account. Amounts credited to the director's account will accrue interest based upon the average quoted rate for ten-year U.S.

Treasury Notes. Deferred amounts will be paid in a lump sum or in installments commencing on the first business day of the calendar year following the year in which the director ceases to serve on the Board, or of a later calendar year specified by the director.

1993 STOCK OPTION/STOCK ISSUANCE PLAN

    The Company's 1993 Stock Option/Stock Issuance Plan (the "1993 Plan") contains three separate equity incentive programs in which members of the Board may be eligible to participate: (i) a Discretionary Option Grant Program, under which eligible non-employee members of the Board, along with officers, key employees and consultants, may be granted options to purchase shares of the Company's Series A Preferred Stock and Class A Common Stock, (ii) a Director Fee Program, under which each non-employee member of the Board may elect to apply all or any portion of his or her annual retainer fee (currently $30,000) to the acquisition of unvested shares of the Company's Series A Preferred Stock or Class A Common Stock, and (iii) an Automatic Option Grant Program, under which option grants will be made to non-employee members of the Board.

    Options granted under the Discretionary Option Grant Program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or non-statutory options not intended to satisfy such requirements. All grants under the Automatic Option Grant Program will be non-statutory options.

    No individual participating in the 1993 Plan may be granted stock options or separately exercisable stock appreciation rights for more than 5,000,000 shares of Class A Common Stock and Series A Preferred Stock in the aggregate over the term of the 1993 Plan.

PLAN ADMINISTRATION

    The Discretionary Option Grant Program is administered by the Compensation Committee of the Board, which is comprised of two or more non-employee Board members appointed by the Board. The Compensation Committee, as "Plan Administrator," has complete discretion (subject to the express provisions of the 1993 Plan) to authorize stock option grants. All grants under the Automatic Option Grant and Director Fee Programs are made in strict compliance with the express provisions of those programs, and no administrative discretion is exercised by the Plan Administrator with respect to the grants or stock issuances made under those programs.

DISCRETIONARY OPTION GRANT PROGRAM

    The principal features of the Discretionary Option Grant Program may be summarized as follows:

    The exercise price per share of the Series A Preferred Stock or Class A Common Stock subject to a stock option will not be less than 100% of the fair market value per share of that security on the grant date. No option will have a maximum term in excess of ten years measured from the grant date. The Plan Administrator has complete discretion to grant options (i) which are immediately exercisable for vested shares, (ii) which are immediately exercisable for unvested shares subject to the Company's repurchase rights or (iii) which become exercisable in installments for vested shares over the optionee's period of service. Non-employee members of the Board who serve as Plan Administrator are not eligible to participate in the Discretionary Option Grant Program.

    The exercise price may be paid in cash or in shares of the Company's Series A Preferred Stock or Class A Common Stock valued at fair market value on the exercise date. The option may also be exercised for vested shares through a same-day sale program pursuant to which the purchased shares are to be sold immediately and a portion of the sale proceeds applied to the payment of the exercise price for those shares on the settlement date.

    Any option held by the optionee at the time of cessation of service will normally not remain exercisable beyond the limited period designated by the Plan Administrator (not to exceed 36 months) at the time of the option grant. During that period, the option will generally be exercisable only for the number of shares in which the optionee is vested at the time of cessation of service. For purposes of the

1993 Plan, an individual will be deemed to continue in service for so long as that person performs services on a periodic basis for the Company or any parent or subsidiary corporations, whether as an employee, a non-employee member of the Board or an independent consultant or advisor.

    The Plan Administrator has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

    Any unvested shares of the Company's Series A Preferred Stock and Class A Common Stock are subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee's cessation of service prior to vesting in those shares. The Plan Administrator has complete discretion in establishing the vesting schedule for any such unvested shares and has full authority to cancel the Company's outstanding repurchase rights with respect to those shares in whole or in part at any time.

    The optionee is not to have any stockholder rights with respect to the option shares until the option is exercised and the exercise price is paid for the purchased shares. Options are not assignable or transferable other than by will or by the laws of inheritance following the optionee's death, and the option may, during the optionee's lifetime, be exercised only by the optionee.

    The Plan Administrator may grant options with stock appreciation rights. Stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (i) the fair market value of the vested shares of the Company's Series A Preferred Stock or Class A Common Stock subject to the surrendered option over
(ii) the aggregate exercise price payable for such vested shares. Such appreciation distribution may, in the discretion of the Plan Administrator, be made in cash or in shares of the Company's Series A Preferred Stock or Class A Common Stock.

DIRECTOR FEE PROGRAM

    Under the Director Fee Program, each individual serving as a non-employee Board member is eligible to elect to apply all or any portion of the annual retainer fee otherwise payable in cash to such individual (currently $30,000) to the acquisition of unvested shares of Series A Preferred Stock and/or Class A Common Stock. The non-employee Board member must make the stock election prior to the start of the calendar year for which the election is to be in effect. On the first trading day in January of the calendar year for which the election is in effect, the portion of the retainer fee subject to such election will be applied to the acquisition of the selected shares of Series A Preferred Stock and/or Class A Common Stock by dividing the elected dollar amount by the closing selling price per share of Series A Preferred Stock or Class A Common Stock (as the case may be) on that trading day. The issued shares will be held in escrow by the Company until the individual vests in those shares. The non-employee Board member will have full stockholder rights, including voting and dividend rights, with respect to all issued shares held in escrow on his or her behalf.

    Upon completion of each calendar quarter of Board service during the year for which the election is in effect, the non-employee Board member will vest in one-fourth of the issued shares, and the stock certificate for those shares will be released from escrow. Immediate vesting in all the issued shares will occur in the event the individual dies or becomes disabled during his or her period of Board service or certain changes in control or ownership of the Company are effected during such period. Should the Board member cease service prior to vesting in one or more quarterly installments of the issued shares, then those installments will be forfeited, and the individual will not be entitled to any cash payment from the Company with respect to the forfeited shares.

    For the 1994 calendar year, the following non-employee Board members received shares of Class A Common Stock under the Director Fee Program, determined at a purchase price of $.4375 per share, in lieu of a portion of their cash retainer fee for such year: Mr. Ellis: 34,285 shares; Mr. Hegness: 68,571 shares; and Mr. Vitulli: 24,000 shares. Such shares vested in quarterly installments throughout 1994.

AUTOMATIC OPTION GRANT PROGRAM

    Under the Automatic Option Grant Program, each individual who was serving as a non-employee Board member on November 29, 1993 (the "Effective Date") was automatically granted a non-statutory option to purchase 125,000 shares of Series A Preferred Stock and a non-statutory option to purchase 125,000 shares of Class A Common Stock. In addition, each individual who first becomes a non-employee Board member on or after the Effective Date, whether through election by the Company's stockholders or appointment by the Board, will be automatically granted at the time of such election or appointment a non-statutory option to purchase 125,000 shares of Series A Preferred Stock and a non-statutory option to purchase 125,000 shares of Class A Common Stock. However, no non-employee Board member who has previously been in the employ of the Company or any parent or subsidiary corporation will be eligible to receive these automatic stock option grants.

    Each option granted under the Automatic Option Grant Program is subject to the following terms and conditions:

        (1) The exercise price per share of the Series A Preferred Stock or Class A Common Stock subject to an automatic option grant will be equal to 100% of the fair market value per share of that security on the automatic option grant date.

        (2) Each option will have a maximum term of ten years measured from the grant date.

        (3) Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company at the exercise price paid per share. Each option will vest, and the Company's repurchase right will lapse as to (i) 40% of the option shares upon the optionee's completion of one year of Board service measured from the automatic grant date, and (ii) the remaining option shares in two equal and successive annual installments over the optionee's period of continued Board service, with the first such installment to vest two years after the automatic option grant date.

        (4) The option will remain exercisable for a six-month period following the optionee's cessation of Board service for any reason other than death or permanent disability. Should the optionee die while holding an automatic option grant, then such option will remain exercisable for a twelve-month period following the optionee's death and may be exercised by the personal representative of the optionee's estate or the person to whom the grant is transferred by the optionee's will or the laws of inheritance. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable exercise period, the option may not be exercised for more than the number of shares (if any) in which the optionee is vested at the time of cessation of Board service.

        (5) Should the optionee die or become permanently disabled while serving as a Board member, then the shares of the Company's Series A Preferred Stock and Class A Common Stock subject to any automatic option grant held by that optionee will immediately vest in full, and those vested shares may be purchased at any time within the twelve-month period following the date of the optionee's cessation of Board service.

        (6) The shares subject to each automatic option grant will vest in full upon the occurrence of certain changes in control or ownership of the Company.

        (7) Upon the successful completion of a hostile tender offer for securities possessing more than 50% of the combined voting power of the Company's outstanding securities, each automatic option grant which has been outstanding for at least six months may be surrendered to the

    Company for a cash distribution per surrendered option share in an amount equal to the excess of (i) the highest price per share of the Company's Series A Preferred Stock or Class A Common Stock paid in such tender offer over (ii) the exercise price payable for such share.

        (8) The remaining terms and conditions of the option will in general conform to the terms described above for option grants made under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic option grant.

FINANCIAL ASSISTANCE

    The Plan Administrator may institute a loan program in order to assist one or more optionees in financing their exercise of outstanding options under the Discretionary Option Grant Program. The form in which such assistance is to be made available (including loans or installment payments) and the terms upon which such assistance is to be provided will be determined by the Plan Administrator. However, the maximum amount of financing provided any individual may not exceed the amount of cash consideration payable for the issued shares plus all applicable Federal, state and local income and employment taxes incurred in connection with the acquisition of the shares. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the individual's period of service.

COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

    The following table summarizes the compensation paid during the previous three fiscal years to the Chief Executive Officer and the Company's other executive officers whose salary and bonus during 1994 exceeded $100,000 (the "Named Executives") for services in all capacities to the Company.

                                                                                                LONG TERM
                                                                                           COMPENSATION AWARDS
                                                   ANNUAL COMPENSATION           ----------------------------------------
                                           ------------------------------------                 1993
                                                                     OTHER       RESTRICTED     PLAN            ALL
                                                                     ANNUAL        STOCK      OPTIONS          OTHER
                                            SALARY      BONUS     COMPENSATION     AWARD       (# OF       COMPENSATION
NAME AND PRINCIPAL POSITION                 ($)(1)       ($)          ($)           ($)       SHARES)         ($)(2)
- ------------------------------             ---------  ---------  --------------  ---------  ------------  ---------------
Donald M. Koll                       1994    325,000     --            --           --           --             --
 Chairman of the Board               1993    162,500     --            --           --        2,400,000         --
                                     1992     --         --            --           --           --             --

Ray Wirta                            1994    225,000     --            --           --           --             --
 Chief Executive Officer             1993    110,417     --            --           --        2,000,000         --
                                     1992     --         --            --           --           --             --

Richard Ortwein                      1994    274,197     18,500        --           --           --             --
 President                           1993     52,426     15,603        --           --        2,400,000         --
                                     1992     --         --            --           --           --             --

Raymond J. Pacini                    1994    268,000    150,000        --           --           --             --
 Executive Vice President            1993    156,500    130,000      22,148(3)      --        1,800,000          5,925
 and Chief Financial                 1992    165,167     60,000      76,832(3)      --          400,000          5,831
 Officer

- ------------------------
(1) Executive officers salaries for 1993 reflect less than a full year as follows: Mr. Koll and Mr. Wirta commenced service with the Company on March 16, 1993; Mr. Ortwein's service commenced October 1, 1993; and Mr. Pacini devoted 50% of his time from March to November 1993 as the Executive Vice President and Chief Financial Officer of Koll Management Services. Mr. Koll and Mr. Wirta are also executive officers of The Koll Company and its affiliates and accordingly devote less than all of their working time to the Company's business matters. Includes amounts electively deferred by each Named Executive under the Company's Savings and Profit Sharing Plan and Executive Retirement and Savings Program.

(2)  Reflects  the Company's contributions  to the Company's  Savings and Profit
     Sharing Plan and the savings plan component of the Executive Retirement and Savings Program.

(3)  Reflects  periodic  installment   payments  to  Mr.   Pacini  for   expense
     reimbursements  in connection  with his  relocation to  California from New
     Hampshire in 1990.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION
                                     VALUE

    The following table sets forth information for each Named Executive with regard to the aggregate stock options exercised during the 1994 fiscal year, and stock options held as of December 31, 1994. On December 31, 1994, options exercisable by the Named Executives were for 960,000 shares, 800,000 shares, 960,000 shares and 1,000,000 shares under options granted to Messrs. Koll, Wirta, Ortwein and Pacini, respectively. No stock appreciation rights were exercised by the Named Executives during the 1994 fiscal year, nor did such individuals hold any stock appreciation rights at the end of such fiscal year.

                                                                     NUMBER OF SECURITIES
                                                                          UNDERLYING        VALUE OF UNEXERCISED
                                     SHARES ACQUIRED      VALUE           UNEXERCISED       IN-THE-MONEY OPTIONS
NAME                                 ON EXERCISE(#)   REALIZED($)(1)   OPTIONS AT FY-END      AT FY-END($)(2)
- -----------------------------------  ---------------  -------------  ---------------------  --------------------
Donald M. Koll.....................        --              --                2,400,000              318,720
Ray Wirta..........................        --              --                2,000,000              265,600
Richard Ortwein....................        --              --                2,400,000              318,720
Raymond J. Pacini..................        --              --                2,200,000              309,340

- ------------------------
(1) Market value of underlying securities on exercise date, minus the exercise price.

(2) Based upon market value of $.46875 for the Class A Common Stock and $.46875 for the Series A Preferred Stock as of December 31, 1994, less the aggregate exercise price payable for such shares. Includes the value of the 960,000 shares, 800,000 shares, 960,000 shares and 1,000,000 shares subject to currently exercisable options by Messrs. Koll, Wirta, Ortwein and Pacini, respectively.

                    EXECUTIVE RETIREMENT AND SAVINGS PROGRAM

    The Company maintains two retirement benefit programs: a tax-qualified defined benefit pension plan available generally to all employees (the "Pension Plan") and the Retirement and Savings Program, a non-qualified supplemental benefit plan pursuant to which retirement benefits are provided to executive officers and other eligible key management employees who are designated by the Compensation Committee, which determines the service recognized under the program in calculating a participant's vested interest and retirement income (the "Supplemental Plan" and, together with the Pension Plan the "Retirement Program"). As of December 31, 1993, all benefits under the Pension Plan were frozen, and no further compensation or years of service will be taken into account for additional benefit accrual purposes, under the Pension Plan.

    The following table shows as of the date the Pension Plan was frozen the total estimated annual benefits payable under the Retirement Program in the form of a 50% joint and survivor annuity to hypothetical participants upon retirement at normal retirement age, in the compensation and years-of-service categories indicated in the table.

                        ESTIMATED ANNUAL BENEFITS
             ------------------------------------------------
ANNUALIZED   10 YEARS
  AVERAGE       OF       20 YEARS     30 YEARS     40 YEARS
 EARNINGS     SERVICE   OF SERVICE   OF SERVICE   OF SERVICE
- -----------  ---------  -----------  -----------  -----------
$   100,000  $  15,000  $    30,000  $    45,000  $    60,000
    200,000     30,000       60,000       90,000      120,000
    400,000     60,000      120,000      180,000      240,000

    The  years  of service  recognized  under the  Retirement  Program generally
included  all  service  with  the   Company  and  its  subsidiaries  and   their
predecessors. The only credited years of service to the

Named Executives as of the date the Pension Plan was frozen were seven years to Mr. Pacini. Compensation recognized under the Retirement Program generally included a participant's base salary (including any portion deferred) and annual bonus compensation.

                 COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee, and its members are named below. No member of the Compensation Committee was at any time during the 1994 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee or any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. Good, Wildman, Hegness & Walley, a law firm with which Mr. Hegness is a senior partner, provides legal services to the Company.

    THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND STOCK PRICE PERFORMANCE COMPARISON GRAPH SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL AND SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                      REPORT OF THE COMPENSATION COMMITTEE

    The overall objectives of the Company compensation program are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to maximize the link between executive and stockholder interests through an equity based plan and to recognize individual contributions as well as overall business results.

    The key elements of the Company's executive compensation program consist of fixed compensation in the form of base salary, and variable compensation in the forms of annual incentive compensation and stock options. An executive officer's annual base salary represents the fixed component of his total compensation; however, variable compensation is intended to comprise a substantial portion of an executive's total annual compensation. The Compensation Committee also takes into account the fact that executives may also provide services to, and receive compensation from, other entities. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including any pension benefits, supplemental retirement benefits, insurance and other benefits, as well as the programs described below.

    BASE SALARIES. Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent including, where appropriate, a comparison to base salaries for comparable positions at other companies, and to historical levels of salary paid by the Company and its predecessors. Current base salaries for the Company's executive officers are at or below the 75th percentile of the compensation data surveyed during the first quarter of 1994.

    Salary adjustments are based on a periodic evaluation of the performance of the Company and of each executive officer, and also take into account new responsibilities as well as changes in the competitive market place. The Compensation Committee, where appropriate, also considers non-financial performance measures.

    ANNUAL INCENTIVE COMPENSATION AWARDS. The variable compensation payable annually to executive officers is intended to consist principally of annual incentive compensation awards, based on various factors, including both corporate and individual performance, established by the Compensation Committee each fiscal year. The Compensation Committee determined not to make any annual incentive compensation awards with respect to 1994 to any of its executive officers other than Mr. Ortwein and Mr. Pacini, whose bonus awards were based on their achievement of specific objectives during the year.

    OTHER INCENTIVE COMPENSATION. Participation of executives in equity-based compensation programs is reviewed annually, and awards under such programs, primarily in the form of stock option grants under the Company's 1993 Stock Option/Stock Issuance Plan, are made periodically to the executives. Each option grant is designed to align the interests of the executive with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant is based upon the executive's tenure, level of responsibility and relative position in the Company. The Compensation Committee has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of option shares based upon the individual's position with the Company and his existing holdings of unvested options. However, the Company does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it feels the circumstances warrant. Each grant allows the officer to acquire shares of the Company's stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The option vests in periodic installments over a three-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains in the Company's employ and the market price of the Company's Class A Common Stock and Series A Preferred Stock appreciates over the option term.

    The size of the option grants made during 1993 under the 1993 Stock Option/Stock Issuance Plan reflected the decision of the Compensation Committee to have a significant portion of the overall compensation payable to these executive officers tied directly to the creation of stockholder value in the form of appreciation in the market price of the Company's outstanding stock. The total compensation package of the Company's executive officers has been structured to be less in the form of guaranteed levels of base salary and to be more dependent upon the market price of the Company's outstanding securities.

    CEO COMPENSATION. The base salary established for the Company's Chief Executive Officer, Mr. Wirta, reflects the Committee's policy to maintain a relative level of stability and certainty with respect to Mr. Wirta's base salary from year to year, and there was no intent to have this particular component of compensation affected to any significant degree by the Company's performance factors. In setting Mr. Wirta's base salary, the Committee sought to accomplish three objectives: provide a level of base salary competitive to that paid to other chief executive officers in the industry (recognizing that Mr. Wirta is an executive officer of affiliate companies and accordingly devotes less than all of his working time to the Company's business matters), maintain internal comparability and have his base salary play a less central role in his overall compensation package by reason of the option grants made to him in lieu of a more substantial increase in his level of base salary. Mr. Wirta's current base salary is below the average of the surveyed compensation data for similarly situated chief executive officers in the industry.

    TAX LIMITATION. The cash compensation to be paid to each of the Company's executive officers for the 1995 fiscal year is not expected to exceed the $1,000,000 limit on the tax deductibility of such compensation imposed under federal tax legislation enacted in 1993. In addition, the Company's 1993 Plan imposes a limit on the maximum number of shares of the Company's common and preferred stock for which any one participant may be granted stock options over the remaining term of the plan. Any compensation deemed paid to an executive officer upon the exercise of an outstanding option under the 1993 Plan will qualify as performance-based compensation which will not be subject to the

$1,000,000 limitation. No other changes to the Company's executive compensation programs will be made as a result of the new limitation until final Treasury Regulations are issued with respect to such limitation.

                                          The Compensation Committee
                                          of the Board of Directors:
                                          J. Thomas Talbot, Chairman
                                          Harold A. Ellis, Jr.
                                          Paul C. Hegness
                                          Marco F. Vitulli

STOCK PRICE PERFORMANCE COMPARISON

    The following graph illustrates the return that would have been realized on December 31 of each year (assuming reinvestment of dividends) by an investor who invested $100 on January 2, 1990 (the first date on which the Company's Class A Common Stock was traded) in each of (i) the Company's Class A Common Stock, (ii) the Media General Composite Market Value Index ("Media General Index"), and
(iii) the Wilshire Real Estate Securities Index of Real Estate Operating Companies ("Real Estate Index") which consists of 12 real estate operating and development companies.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
             THE COMPANY, REAL ESTATE INDEX AND MEDIA GENERAL INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                THE COMPANY    REAL ESTATE INDEX  MEDIA GENERAL INDEX
Jan. 2, 1990              100                100                   100
Dec. 31, 1990           20.51              51.47                 92.98
Dec. 31, 1991            7.05              58.29                120.02
Dec. 31, 1992            2.56              52.60                124.83
Dec. 31, 1993            4.48              62.84                143.29
Dec. 31, 1994            4.81              59.55                142.10

                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH THE KOLL COMPANY AND ITS AFFILIATES

    Since January 1, 1994, the Company has been involved in various transactions with The Koll Company and certain of its affiliates. Messrs. Koll and Wirta are directors and executive officers of The Koll Company, and Mr. Ortwein was an executive officer of The Koll Company until May 1994.

    CONSTRUCTION MANAGEMENT AGREEMENT

    The Company has contracted with Koll Construction, a wholly-owned subsidiary of The Koll Company, for the demolition of bunkers at the Bolsa Chica project. The Company paid fees in 1994 aggregating approximately $65,000 to Koll Construction in consideration of these services and related reimbursements.

    SERVICE AGREEMENTS

    The Company provides financing, accounting, billing, collections and other related services to The Koll Company pursuant to a Financing and Accounting Services Agreement which is subject to termination upon 30 days' prior written notice by either company. Fees earned by the Company for the year ended December 31, 1994 were approximately $372,000.

    The Company is also a party to a Management Information Systems and Human Resources Services Agreement on September 30, 1993 with an affiliate of The Koll Company, pursuant to which the Company receives computer programming, data organization and retention, record keeping, payroll and other related services, subject to 30 days' prior written notice of termination. Fees and related reimbursements accrued during the year ended December 31, 1994 were approximately $158,000.

    SUBLEASE AGREEMENTS

    The Company is a party to a month-to-month Sublease Agreement with The Koll Company to sublease a portion of an office building in Newport Beach, California in which Messrs. Koll, Wirta and Ortwein have an ownership interest. The Company is also a party to lease agreements on a month-to-month basis for office space in Northern California and San Diego, California with affiliates of The Koll Company, respectively. Combined annual lease costs on these three month-to-month leases during the year ended December 31, 1994 were approximately $400,000.

    DEVELOPMENT FEES

    For the year ended December 31, 1994, the Company earned fees of approximately $3.5 million for real estate development and disposition services provided to partnerships in which Koll and Messrs. Koll, Wirta and Ortwein have an ownership interest. These fees were earned under contracts assigned to the Company in connection with the acquisition of the domestic real estate development operations of The Koll Company. In addition, the Company paid $300,000 to, and received $86,000 from Koll Construction for the year ended December 31, 1994 for services provided to each other in conjunction with two separate development service transactions.

    JOINT BUSINESS OPPORTUNITY AGREEMENTS

    In January 1994, the Company and The Koll Company entered into an agreement to jointly develop business opportunities in the Pacific Rim. Effective February 1, 1995, The Koll Company agreed to transfer its interest to its affiliate. Under the terms of the Pacific Rim agreement, the Company and Koll's affiliate share on a 50%-50% basis all costs and expenses incurred in connection with identifying and obtaining business opportunities, and will share in all revenues generated from any such opportunities on a 50%-50% basis. The Company's share of such costs and expenses accrued during the year ended December 31, 1994, were approximately $196,000.

    The Company and The Koll Company have also agreed to enter into a joint venture, effective March 1, 1995, with respect to commercial, industrial, retail and residential real estate development activities in Mexico in which the Company and The Koll Company would share all costs, profits and losses on a 50%-50% basis, subject to a subordinated preferred distribution of $570,000 to The Koll

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Company,  after the Company and The Koll Company have received a return of their contributions to the joint venture plus a compounded return of prime plus two percent (2%). The preferred distribution would result in The Koll Company being reimbursed for approximately 50% of the costs that it has previously incurred prior to March 1, 1995, in furthering the business opportunities of the joint venture.

    LOAN RECEIVABLE

    In December 1993, the Company purchased a nonrecourse construction loan, secured by a first trust deed on four multi-tenant industrial buildings, for which the borrower was a partnership in which The Koll Company and certain directors and officers of the Company have an ownership interest. Final repayment on the loan balance of $.8 million was made in May 1994 from proceeds generated by sales of the buildings resulting in a profit to the Company of $.2 million.

    OTHER MATTERS

    Mr. Ortwein is a partner in various partnerships with a subsidiary of the Company relating to certain development projects, which entitles him to a profit participation after the Company's subsidiary has been reimbursed for all costs and expenses incurred prior to profit realization.

TRANSACTIONS WITH LIBRA

    On December 17, 1993, the Company completed a transaction with Libra Invest & Trade Ltd. ("Libra") a principal stockholder of the Company, whereby the Company exchanged its Lake Superior Land Company subsidiary for (1) approximately $42.4 million in aggregate face amount of the Company's 12% Senior Subordinated Debentures held by Libra; (2) net cash proceeds to be generated by Libra's periodic sale of approximately 3.4 million shares of the Company's Class A Common Stock held by Libra through a series of transactions to be effected in an orderly manner within a three-year period; and (3) the right of the Company to receive a contingent payment if the proceeds from any disposition by Libra of Lake Superior Land Company during the 15 year period following the closing of the transaction exceed a 20% preferred return on the negotiated value of Libra's investment. In February 1994, the Company received $1 million in cash from Libra in exchange for termination of the contingent payment provision.

    Libra also entered into voting agreements with respect to all of the shares of Class A Common Stock owned by Libra and its affiliates. Under the terms of these agreements, which are effective until December 17, 1996 unless sooner terminated by the mutual consent of the parties thereto, all such shares will be voted with respect to any matter in the same proportion as the votes cast by all other stockholders with respect to such matter. These voting agreements are not applicable to the following matters: (1) transactions with affiliates of the Company, (2) director or officer compensation, or any stock option arrangement which provides for the issuance of options on shares of equity securities of the Company in excess of 15% of all outstanding equity securities of the Company (3) any merger, sale of assets or other extraordinary corporate transactions, or (4) any amendment to the certificate of incorporation or bylaws of the Company.

TRANSACTIONS WITH KATHRYN G. THOMPSON COMPANY AND AFFILIATES

    On November 9, 1994, the Company completed a transaction in which it acquired the residential development and construction operations of Kathryn G. Thompson Company and Kathryn G. Thompson Construction Company through two newly created wholly-owned subsidiaries of the Company for (1) approximately $1.2 million cash paid at the Closing; (2) a deferred cash payment of approximately $.5 million payable upon satisfaction of certain conditions by the sellers; (3) a guarantee of approximately $4.8 million of capital contribution notes; (4) two million shares of the Company's Class A Common Stock; and (5) warrants for two million shares of the Company's Class A Common Stock at a per share exercise price of $.25, exercisable for a ten (10) year period and subject to vesting in equal installments over a five (5) year period. In connection with this transaction, Ms. Kathryn G. Thompson was appointed to the Board of Directors of the Company.

TRANSACTIONS WITH AV PARTNERSHIP

    In December 1994, the Company entered into a promissory note agreement to lend up to $6 million to AV Partnership in which the Company has an ownership interest. The note, which is principally secured by an interest in the AV Partnership bears interest on the outstanding balance at 12% per annum. The note balance of $2 million as of December 31, 1994 is included in other assets and was repaid along with additional advances on March 15, 1995, the maturity date.

                                 OTHER MATTERS

SUBMISSION OF PROPOSALS FOR 1996 ANNUAL MEETING

    Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual meetings, consistent with regulations adopted by the Securities and Exchange Commission and the By-laws of the Company. Proposals to be considered for inclusion in the proxy statement for the 1996 annual meeting must be received by the Company at its principal executive office no later than December 12, 1995. Proposals should be directed to the attention of the Secretary, Koll Real Estate Group, Inc., 4343 Von Karman Avenue, Newport Beach, California 92660.

COMPLIANCE WITH SECTION 16(A) UNDER THE SECURITIES EXCHANGE ACT OF 1934

    Section 16 of the Securities and Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission and the National Association of Securities Dealers concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company.

    Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that there was compliance for the fiscal year ended December 31, 1994 with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owner.

ANNUAL REPORT

    The Company's 1994 Annual Report to Stockholders, together with this Proxy Statement, is being mailed to all stockholders of the Company of record on April 12, 1995, the record date for voting at the Annual Meeting.

                                          By Order of the Board of Directors,
                                          [SIG]
                                          RAYMOND J. PACINI
                                          EXECUTIVE VICE PRESIDENT, CHIEF
                                          FINANCIAL OFFICER AND SECRETARY

April 12, 1995

A VOTE FOR PROPOSALS 1 AND 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

1.  Election of Directors with terms expiring at Annual Meeting in 1997.

    FOR each nominee listed               / /

    WITHHOLD AUTHORITY
    to vote for each nominee listed       / /

Nominees: J. Thomas Talbot, Marco F. Vitulli and Kathryn G. Thompson (Instructions: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below.)

- ------------------------------------------------------------------------

2. Ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1995.

    FOR  / /     AGAINST  / /     ABSTAIN  / /

A MAJORITY (OR IF ONLY ONE, THEN THAT ONE) OF THE ABOVE PERSONS OR THEIR SUBSTITUTES WHO SHALL BE PRESENT AND ACTING AT THE MEETING SHALL HAVE THE POWERS CONFERRED HEREBY.

DATED                                  , 1995
      ---------------------------------

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SIGNATURES OF STOCKHOLDER(S)--PLEASE SIGN NAME EXACTLY AS IMPARTED (DO NOT
PRINT). PLEASE INDICATE ANY CHANGE OF ADDRESS.

NOTE: EXECUTORS, ADMINISTRATORS, TRUSTEES AND OTHERS SIGNING IN REPRESENTATIVE CAPACITY SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER SHOULD SIGN.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.